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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 17, 1999


                             SEARS, ROEBUCK AND CO.

               (Exact name of registrant as specified in charter)

New York                     1-416                         36-1750680
(State or Other              (Commission File Number)      (IRS Employer
Jurisdiction of                                            Identification No.)
Incorporation)


3333 Beverly Road, Hoffman Estates, Illinois               60170
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (847) 286-2500

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Item 5.           Other Events.

         On February 17, 1999, the Registrant held an analyst meeting in Hoffman Estates, Illinois. Attached as Exhibit 99.1 are excerpts from the presentation given at the meeting that contain information regarding the businesses of the Registrant.

         Certain of the statements included in Exhibit 99.1 are forward looking and as such involve risks and uncertainties that could cause actual results to differ materially. The Registrant's forward looking statements are based on assumptions about many important factors, including competitive conditions in the apparel industry, changes in consumer confidence, spending and preference in apparel, general United States economic conditions including interest rate fluctuations and trends in personal bankruptcies, likely first-quarter results, the availability of suitable acquisitions and growth opportunities and normal business uncertainty. In addition, certain of the Registrant's projections encompass a five year period. The Registrant cautions that the degree of uncertainty regarding predicted results increases relative to the length of time over which projections are made. While the Registrant believes that its assumptions are reasonable, it cautions that it is impossible to predict the impact of certain factors which could cause actual results to differ materially from predicted results.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

The Exhibit Index on page E-1 is incorporated herein by reference.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SEARS, ROEBUCK AND CO.



Date:  February 18, 1999               By:  /s/ Alan J. Lacy
                                            --------------------------------
                                            Alan J. Lacy
                                            Chief Financial Officer and
                                            President, Credit

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                                    EXHIBITS


99.1 Sears, Roebuck and Co. materials presented at analyst meeting held on February 17, 1999 in Hoffman Estates, Illinois.






































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